EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2008 THIRD QUARTER RESULTS

Third Quarter 2008
Net Operating Loss Per Share – $0.02
Net Loss Per Share – $0.70
Catastrophe and Storm Losses Per Share – $0.96
GAAP Combined Ratio – 114.8%
Annual Operating Income Guidance Per Share – $0.65 to $0.95

DES MOINES, Iowa (October 24, 2008) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported that record storm losses during the third quarter of 2008 resulted in an operating loss of $295,000 ($0.02 per share) for the quarter.  This compares to third quarter operating income of $6,911,000 ($0.50 per share) reported in the third quarter of 20071.  For the first nine months of 2008, operating income was $8,635,000 ($0.63 per share), compared to $34,619,000 ($2.52 per share) in 2007.

Net loss for the third quarter of 2008, including realized investment gains/losses, totaled $9,458,000 ($0.70 per share) compared to net income of $6,728,000 ($0.49 per share) for the third quarter of 2007.  For the first nine months of 2008, net loss was $2,179,000 ($0.16 per share), compared to net income of $35,420,000 ($2.57 per share) in 2007.

“Midwest storm losses continued to be the driving force behind our third quarter results,” stated President and CEO Bruce G. Kelley. “As they have all year, storms continued to ravage our underwriting territories especially Hurricane Ike, which clipped both our direct and assumed reinsurance results. As the massive hurricane advanced away from the coast, it merged with a cold front traveling across the Midwest and generated a significant amount of wind damage in Ohio and Kentucky. Total losses associated with Hurricane Ike were $5.4 million or $0.27 per share after tax, which is consistent with our estimates released on September 25, 2008.”

“An earlier storm, Hurricane Gustav, also affected third quarter earnings,” continued Kelley. “Hurricane Gustav losses totaled $3.1 million or $0.15 per share after tax. Storm losses for the quarter totaled $19.8 million or $0.96 per share after tax.”

For the first nine months of 2008, catastrophe and storm losses totaled $49,071,000 ($2.34 per share) compared to $19,474,000 ($0.92 per share) in 2007, and the combined ratio was 109.3 percent compared to 94.9 percent in 2007.  Assuming normal storm activity for the remainder of the year, management is currently projecting that catastrophe and storm losses will approximate 14.2 percent of earned premiums in 2008, compared to an average of 5.4 percent of earned premiums during the period 1998 through 2007.

“It is important to note,” continued Kelley, “that our underlying book of business remains sound and is performing as expected.  We are well capitalized and have the resources to handle this unprecedented level of storm activity.”

Premiums earned decreased 0.4 percent to $96,409,000 for the third quarter of 2008 from $96,815,000 for the same period in 2007.  For the first nine months of 2008, premiums earned declined 1.0 percent to $288,005,000 from $290,820,000 in 2007.  Premium income was down 1.9 percent in the property and casualty insurance segment during the third quarter of 2008 as new business premium was not sufficient to offset the premium lost from declining premium rates and business not renewed. Premium income for the reinsurance segment was up 6.6 percent; however, management expects premiums for the reinsurance segment to decline slightly for calendar year 2008 as compared to 2007.

Investment income was flat at $12,251,000 for the third quarter of 2008 compared to $12,252,000 for the same period in 2007.  For the first nine months of 2008, investment income increased 0.8 percent to $36,191,000 from $35,895,000 in 2007.

“Our overall revenues were stable as competition for premium dollars continued,” commented Kelley. “Total revenues declined 0.3 percent for the quarter ended September 30, 2008 as compared to the same period in 2007. Year to date, revenues declined 0.7 percent compared to 2007.”

The Company experienced $4,239,000 ($0.21 per share after tax) of favorable development on prior years’ reserves in the third quarter of 2008, compared to $7,502,000 ($0.35 per share after tax) in the third quarter of 2007.  For the first nine months of 2008, favorable development totaled $30,181,000 ($1.44 per share after tax), compared to $39,004,000 ($1.84 per share after tax) for the same period in 2007.

“Lack of earnings and poor investment returns combined to lower our book value,” stated Kelley.  “As we reported in an earlier press release, the Company recorded an “other-than-temporary” investment impairment loss in the third quarter of 2008 on its investments in the perpetual preferred stock issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac) as a result of the U.S. government placing these companies under conservatorship.  The actual impairment of these preferred shares was $14,904,000 or $0.72 per share after tax.”

At September 30, 2008, consolidated assets totaled $1.1 billion, including $956.8 million in the investment portfolio; stockholders’ equity was $303.4 million; and the net book value of the Company’s stock was $22.72 per share, a decrease of 13.1 percent from $26.15 per share at December 31, 2007.

On September 25, 2008, the Company lowered its annual operating income guidance to a range of $0.65 per share to $0.95 per share. Management affirms that guidance.

On March 10, 2008, the Company’s Board of Directors authorized a $15 million stock repurchase program.  This program became effective immediately and does not have an expiration date.  The timing and terms of the purchases are determined by management based on market conditions and are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  As of September 30, 2008, 475,458 shares of stock had been repurchased at a cost of approximately $12.3 million.  Additional repurchases have been made during October, bringing the total, as of October 20, 2008, to 508,488 shares at a cost of approximately $13.1 million.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in effect as well with about $4.5 million of its $15 million authorization remaining.  This program will remain dormant while the Company’s repurchase program is active.

The Company will host an earnings call in conjunction with today’s release. The teleconference will begin at 11:00 a.m. eastern daylight time, October 24, 2008, to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company’s quarterly results, as well as its expectations for the remainder of 2008. Dial-in information for the call is toll-free 1-877-407-8031 (International: 201-689-8031). The event will be archived and available for digital replay through November 7, 2008. The replay access information is toll-free 1-877-660-6853 (International: 201-612-7415); passcodes (both required for playback) are account no. 286; conference ID no. 300010. A webcast of the teleconference will be presented by PrecisionIR and can be accessed at http://www.investorcalendar.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available until January 24, 2008. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended September 30, 2008	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$78,959,188	$17,450,027	$-	$96,409,215
Investment income, net	9,174,650	3,017,725	58,817	12,251,192
Other income	191,161	-	-	191,161
	88,324,999	20,467,752	58,817	108,851,568
Losses and expenses:
Losses and settlement expenses	65,502,605	16,141,656	-	81,644,261
Dividends to policyholders	752,432	-	-	752,432
Amortization of deferred policy acquisition costs	16,715,247	3,534,945	-	20,250,192
Other underwriting expenses	7,447,269	596,420	-	8,043,689
Interest expense	225,000	-	-	225,000
Other expenses	113,730	(247,243)	362,045	228,532
	90,756,283	20,025,778	362,045	111,144,106
Operating income (loss) before income taxes	(2,431,284)	441,974	(303,228)	(2,292,538)
Realized investment losses	(9,516,502)	(4,580,015)	-	(14,096,517)
Loss before income taxes	(11,947,786)	(4,138,041)	(303,228)	(16,389,055)
Income tax benefit:
Current	(2,331,754)	(533,162)	(106,130)	(2,971,046)
Deferred	(2,668,411)	(1,292,029)	-	(3,960,440)
	(5,000,165)	(1,825,191)	(106,130)	(6,931,486)
Net loss	$(6,947,621)	$(2,312,850)	$(197,098)	$(9,457,569)
Average shares outstanding				13,413,718
Per Share Data:
Net loss per share - basic and diluted	$(0.52)	$(0.17)	$(0.01)	$(0.70)
(Increase) decrease in provision for insured events of prior years (after tax)	$(0.01)	$0.22	$-	$0.21
Catastrophe and storm losses (after tax)	$(0.73)	$(0.23)	$-	$(0.96)
Dividends per share				$0.18
Other Information of Interest:
Net Written Premiums	$95,377,772	$17,942,428	$-	$113,320,200
Increase (decrease) in provision for insured events of prior years	$228,987	$(4,468,010)	$-	$(4,239,023)
Catastrophe and storm losses	$14,998,906	$4,824,128	$-	$19,823,034
GAAP Combined Ratio:
Loss ratio	83.0%	92.5%	-	84.7%
Expense ratio	31.5%	23.7%	-	30.1%
	114.5%	116.2%	-	114.8%

	Property and
	Casualty		Parent
Quarter Ended September 30, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$80,451,433	$16,363,233	$-	$96,814,666
Investment income, net	9,056,171	3,142,939	53,324	12,252,434
Other income	111,646	-	-	111,646
	89,619,250	19,506,172	53,324	109,178,746
Losses and expenses:
Losses and settlement expenses	52,198,985	12,336,487	-	64,535,472
Dividends to policyholders	2,443,572	-	-	2,443,572
Amortization of deferred policy acquisition costs	17,494,753	3,454,065	-	20,948,818
Other underwriting expenses	10,283,831	899,528	-	11,183,359
Interest expense	193,125	84,975	-	278,100
Other expenses	168,647	305,399	246,312	720,358
	82,782,913	17,080,454	246,312	100,109,679
Operating income (loss) before income taxes	6,836,337	2,425,718	(192,988)	9,069,067
Realized investment losses	(136,583)	(144,609)	-	(281,192)
Income (loss) before income taxes	6,699,754	2,281,109	(192,988)	8,787,875
Income tax expense (benefit):
Current	1,485,673	573,706	(67,546)	1,991,833
Deferred	172,496	(104,491)	-	68,005
	1,658,169	469,215	(67,546)	2,059,838
Net income (loss)	$5,041,585	$1,811,894	$(125,442)	$6,728,037
Average shares outstanding				13,764,763
Per Share Data:
Net income (loss) per share - basic and diluted	$0.37	$0.13	$(0.01)	$0.49
Decrease in provision for insured events of prior years (after tax)	$0.30	$0.05	$-	$0.35
Catastrophe and storm losses (after tax)	$(0.31)	$(0.03)	$-	$(0.34)
Dividends per share				$0.17
Other Information of Interest:
Net Written Premiums	$94,319,209	$16,937,515	$-	$111,256,724
Decrease in provision for insured events of prior years	$(6,307,280)	$(1,195,050)	$-	$(7,502,330)
Catastrophe and storm losses	$6,634,984	$578,028	$-	$7,213,012
GAAP Combined Ratio:
Loss ratio	64.9%	75.4%	-	66.7%
Expense ratio	37.5%	26.6%	-	35.7%
	102.4%	102.0%	-	102.4%

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2008	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$236,513,542	$51,491,154	$-	$288,004,696
Investment income, net	27,112,376	8,940,490	137,913	36,190,779
Other income	499,059	-	-	499,059
	264,124,977	60,431,644	137,913	324,694,534
Losses and expenses:
Losses and settlement expenses	179,680,545	42,307,401	-	221,987,946
Dividends to policyholders	3,028,440	-	-	3,028,440
Amortization of deferred policy acquisition costs	53,993,008	10,662,451	-	64,655,459
Other underwriting expenses	23,447,432	1,726,158	-	25,173,590
Interest expense	664,375	-	-	664,375
Other expenses	412,606	46,960	996,982	1,456,548
	261,226,406	54,742,970	996,982	316,966,358
Operating income (loss) before income taxes	2,898,571	5,688,674	(859,069)	7,728,176
Realized investment losses	(11,283,993)	(5,353,531)	-	(16,637,524)
Income (loss) before income taxes	(8,385,422)	335,143	(859,069)	(8,909,348)
Income tax expense (benefit):
Current	(3,016,027)	1,426,153	(300,674)	(1,890,548)
Deferred	(2,402,894)	(2,436,993)	-	(4,839,887)
	(5,418,921)	(1,010,840)	(300,674)	(6,730,435)
Net income (loss)	$(2,966,501)	$1,345,983	$(558,395)	$(2,178,913)
Average shares outstanding				13,615,224
Per Share Data:
Net income (loss) per share – basic and diluted	$(0.22)	$0.10	$(0.04)	$(0.16)
Decrease in provision for insured events of prior years (after tax)	$0.93	$0.51	$-	$1.44
Catastrophe and storm losses (after tax)	$(2.03)	$(0.31)	$-	$(2.34)
Dividends per share				$0.54
Book value per share				$22.72
Effective tax rate				(75.5)%
Annualized net loss as a percent of beg. SH equity				(0.9)%
Other Information of Interest:
Net Written Premiums	$249,674,985	$51,490,156	$-	$301,165,141
Decrease in provision for insured events of prior years	$(19,480,355)	$(10,700,503)	$-	$(30,180,858)
Catastrophe and storm losses	$42,614,357	$6,456,438	$-	$49,070,795
GAAP Combined Ratio:
Loss ratio	76.0%	82.2%	-	77.1%
Expense ratio	34.0%	24.0%	-	32.2%
	110.0%	106.2%	-	109.3%

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$239,458,912	$51,360,823	$-	$290,819,735
Investment income, net	26,617,782	9,090,610	186,582	35,894,974
Other income	382,547	-	-	382,547
	266,459,241	60,451,433	186,582	327,097,256
Losses and expenses:
Losses and settlement expenses	139,932,347	34,493,197	-	174,425,544
Dividends to policyholders	6,180,287	-	-	6,180,287
Amortization of deferred policy acquisition costs	55,125,324	10,095,122	-	65,220,446
Other underwriting expenses	28,266,278	1,897,892	-	30,164,170
Interest expense	579,375	254,925	-	834,300
Other expenses	641,873	481,199	730,338	1,853,410
	230,725,484	47,222,335	730,338	278,678,157
Operating income (loss) before income taxes	35,733,757	13,229,098	(543,756)	48,419,099
Realized investment gains	1,189,693	42,406	-	1,232,099
Income (loss) before income taxes	36,923,450	13,271,504	(543,756)	49,651,198
Income tax expense (benefit):
Current	11,397,574	4,021,905	(190,315)	15,229,164
Deferred	(567,055)	(430,776)	-	(997,831)
	10,830,519	3,591,129	(190,315)	14,231,333
Net income (loss)	$26,092,931	$9,680,375	$(353,441)	$35,419,865
Average shares outstanding				13,759,465
Per Share Data:
Net income (loss) per share - basic and diluted	$1.90	$0.70	$(0.03)	$2.57
Decrease in provision for insured events of prior years (after tax)	$1.50	$0.34	$-	$1.84
Catastrophe and storm losses (after tax)	$(0.87)	$(0.05)	$-	$(0.92)
Dividends per share				$0.51
Book value per share				$25.14
Effective tax rate				28.7%
Annualized net income as a percent of beg. SH equity				15.3%
Other Information of Interest:
Net Written Premiums	$253,260,789	$51,310,636	$-	$304,571,425
Decrease in provision for insured events of prior years	$(31,817,037)	$(7,186,640)	$-	$(39,003,677)
Catastrophe and storm losses	$18,486,880	$987,162	$-	$19,474,042
GAAP Combined Ratio:
Loss ratio	58.4%	67.2%	-	60.0%
Expense ratio	37.4%	23.3%	-	34.9%
	95.8%	90.5%	-	94.9%

CONSOLIDATED BALANCE SHEETS - UNAUDITED
	September 30,	December 31,
	2008	2007
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $667,640 and $688,728)	$613,036	$636,969
Securities available-for-sale, at fair value (amortized cost $802,768,974 and $766,462,351)	785,615,615	785,253,286
Fixed maturity securities on loan:
Securities available-for-sale, at fair value (amortized cost $1,044,805 and $58,865,232)	937,957	58,994,666
Equity securities available-for-sale, at fair value (cost $83,457,209 and $97,847,545)	105,931,049	139,427,726
Other long-term investments, at cost	75,727	101,988
Short-term investments, at cost	63,600,655	53,295,310
Total investments	956,774,039	1,037,709,945

Balances resulting from related party transactions with Employers Mutual:
Reinsurance receivables	37,440,114	33,272,405
Prepaid reinsurance premiums	4,793,915	4,465,836
Deferred policy acquisition costs	37,979,430	34,687,804
Defined benefit retirement plan, prepaid asset	10,525,477	11,451,758
Other assets	3,834,031	2,488,309
Indebtedness of related party	11,403,530	-

Cash	428,764	262,963
Accrued investment income	11,282,159	11,288,005
Accounts receivable	146,024	81,141
Income taxes recoverable	5,701,683	3,595,645
Deferred income taxes	26,128,999	1,682,597
Goodwill	941,586	941,586
Securities lending collateral	999,786	60,785,148
Total assets	$1,108,379,537	$1,202,713,142

	September 30,	December 31,
	2008	2007
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$576,131,898	$551,602,006
Unearned premiums	171,191,039	158,156,683
Other policyholders' funds	4,493,372	8,273,187
Surplus notes payable	25,000,000	25,000,000
Indebtedness to related party	-	5,918,396
Employee retirement plans	11,694,384	10,518,351
Other liabilities	15,465,590	22,107,379

Securities lending obligation	999,786	60,785,148
Total liabilities	804,976,069	842,361,150

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 13,354,329 shares in 2008 and 13,777,880 shares in 2007	13,354,329	13,777,880
Additional paid-in capital	97,418,888	108,030,228
Accumulated other comprehensive income	6,773,412	42,961,904
Retained earnings	185,856,839	195,581,980
Total stockholders' equity	303,403,468	360,351,992
Total liabilities and stockholders' equity	$1,108,379,537	$1,202,713,142

The Company had total cash and invested assets with a carrying value of $957.2 million as of September 30, 2008 and $1.0 billion December 31, 2007. The following table summarizes the Company's cash and invested assets as of the dates indicated:

	September 30, 2008
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$613	$667	0.1%	$613
Fixed maturity securities available-for-sale	803,814	786,554	82.2%	786,554
Equity securities available-for-sale	83,457	105,931	11.1%	105,931
Cash	429	429	-	429
Short-term investments	63,600	63,600	6.6%	63,600
Other long-term investments	76	76	-	76
	$951,989	$957,257	100.0%	$957,203

	December 31, 2007
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$637	$689	0.1%	$637
Fixed maturity securities available-for-sale	825,328	844,248	81.4%	844,248
Equity securities available-for-sale	97,847	139,428	13.4%	139,428
Cash	263	263	-	263
Short-term investments	53,295	53,295	5.1%	53,295
Other long-term investments	102	102	-	102
	$977,472	$1,038,025	100.0%	$1,037,973

The amortized cost and estimated fair value of securities held-to-maturity and available-for-sale as of September 30, 2008 are as follows:

	Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
Mortgage-backed securities	$613	$54	$-	$667
Total securities held-to-maturity	$613	$54	$-	$667

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities	$4,729	$333	$-	$5,062
U.S. government-sponsored agencies	297,334	1,388	1,929	296,793
Obligations of states and political subdivisions	303,236	3,894	12,324	294,806
Mortgage-backed securities	51,348	158	2,111	49,395
Public utility securities	6,002	80	-	6,082
Debt securities issued by foreign governments	6,641	15	63	6,593
Corporate securities	134,524	960	7,661	127,823
Total fixed maturity securities	803,814	6,828	24,088	786,554

Common stocks	72,861	28,883	3,822	97,922
Non-redeemable preferred stocks	10,596	-	2,587	8,009
Total equity securities	83,457	28,883	6,409	105,931
Total securities available-for-sale	$887,271	$35,711	$30,497	$892,485

NET WRITTEN PREMIUMS
	Three Months Ended			Nine Months Ended
	September 30, 2008			September 30, 2008
		Percent of			Percent of
		Increase/			Increase/
	Percent of	(Decrease) in		Percent of	(Decrease) in
	Net Written	Net Written		Net Written	Net Written
	Premiums	Premiums		Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	16.7%	(0.3	) %	17.8%	(4.3	) %
Liability	16.8%	(2.6	) %	17.9%	(4.9	) %
Property	17.2%	(0.3	) %	16.3%	(0.3	) %
Workers' Compensation	21.3%	8.4%		17.9%	4.9%
Other	2.3%	11.2%		2.3%	5.2%
Total Commercial Lines	74.3%	1.8%		72.2%	(1.1	) %

Personal Lines:
Automobile	5.0%	(2.1	) %	5.7%	(2.5	) %
Property	4.7%	(5.9	) %	4.8%	(4.0	) %
Liability	0.2%	(3.3	) %	0.2%	(5.4	) %
Total Personal Lines	9.9%	(4.0	) %	10.7%	(3.2	) %
Total Property and Casualty Insurance	84.2%	1.1%		82.9%	(1.4	) %

Reinsurance	15.8%	5.9%		17.1%	0.3%
Total	100.0%	1.9%		100.0%	(1.1	) %